                          SHAREHOLDER'S LOAN AGREEMENT

THIS SHAREHOLDER'S LOAN AGREEMENT (the AGREEMENT) is entered into and executed on_________, 200_

BY AND BETWEEN

UMW ACE (L) LTD., a company registered in Malaysia and its legal address at
Brumby House, Jalan Bahasa, P.O. Box 80148, 87011 Labuan F.T., Malaysia (the
LENDER); and

WUXI SEAMLESS OIL PIPE CO., LTD , a limited liability company incorporated under the laws of the People's Republic of China and registered with SAIC with its registered address at No. 38, Zhujiang Road, Wuxi High and New Technology
Industry Development Zone, Jiangsu Province, People's Republic of China (the
BORROWER).

WHEREAS,

A.    The Lender is the majority shareholder of the Borrower by virtue of its holding fifty one percent (51%) equity in the Borrower.

B.    The Borrower desires to take a shareholder's loan from the Lender, and the
      Lender is willing, subject to the terms and conditions of this Agreement, to extend such loan to the Borrower for the Borrower's on-going expansion programmes.

NOW, THEREFORE, the Borrower and the Lender agree as follows:

1.    DEFINITION

      In this Agreement and the Schedule attached (the Schedule) hereto, unless the context otherwise requires, the following expressions shall have the meanings set out opposite them:

1.1   "BUSINESS DAY"             shall mean a day on which commercial banks in
                                 the People's Republic of China are open for
                                 Business.

1.2   "EXPIRY DATE"              shall mean the agreed date of which this
                                 Agreement may be deemed to end as stated in
                                 Clause 2.

1.3   "EXPANSION PROGRAMMES"     shall mean capital expenditures which include
                                 the purchase of plant and machineries as well
                                 as the construction of plant.

1.4   "INTEREST RATE"            shall mean the amount of interest that shall be
                                 imposed subject to the conditions in Clause 3
                                 at the rate and calculation as shown in Item 2
                                 of the Schedule and which may be varied at any
                                 time or from time to time by a fourteen (14)
                                 days written notice from the Lender to the
                                 Borrower.

                                                                               1

1.5   "LOAN"                     shall mean the amount of monies agreed by the
                                 parties that shall be borrowed by the Borrower
                                 from the Lender that shall be subjected to the
                                 conditions as stated in Clause 2. Details of
                                 the calculation of the interest rate, interest
                                 payment and interest calculation are as shown
                                 in the Schedule.

1.6   "OVERDUE INTEREST"         means interest that shall be calculated based
                                 on the loan amount overdue at an interest rate
                                 of one (1) per cent (1%) which interest shall
                                 be in addition to the interest provided in
                                 Clause 3 and accrued on a daily basis from the
                                 repayment due date until the date of actual
                                 repayment.

1.7   "PRC"                      shall mean the People's Republic of China.

1.8   "SIBOR"                    shall mean the Singapore Inter Bank Offered
                                 Rate. The one (1) month/ three (3) months/ six
                                 (6) months SIBOR rate which may be varied at
                                 any time or from time to time.

1.9   "USD"                      means the lawful currency of the United States
                                 of America.

2.    THE SHAREHOLDER'S LOAN

      Subject to the terms and conditions of this Agreement, the Lender hereby provides the Borrower with a loan of USD ______ million (the LOAN)
      commencing on the _______[date] and ending at the expiration of a ____
      years period on _____[date] (the EXPIRY DATE) in accordance with the provisions hereof.

3.    INTEREST

3.1   The Loan shall bear interest, to be adjusted, from the date it is drawn down to (but not including) its repayment. The details of the interest rate, interest payment and interest calculation are as shown in the
      Schedule.

3.2   Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

3.3   The Borrower will bear the interest and principal as provided in this
      Agreement without deduction of any taxes, imposts or duties, present or future, withheld at the source by the Borrower, which are levied or imposed by any governmental or other authority or agency having the power to tax.

4.    REPAYMENT

      The Borrower will, repay the interest due and capital repayment as per item 5 of the Schedule. The Borrower must repay the Loan in full, both in interest and in principal, on or before the Expiry Date, unless otherwise agreed. Should there be any late payment, the Lender shall have the right to charge the Borrower overdue interest.

                                                                               2

5.    PAYMENTS

      All payments to be made hereunder shall be made in United States Dollars
      (USD). Payments due hereunder shall be made to a bank designated by the
      Lender to whom such payment is to be made.

6.    REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender as follows:

6.1   Corporate Authority: The Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.

6.2   Binding Agreement: This Agreement constitutes the valid and legally binding obligation of the Borrower enforceable in accordance with its terms.

6.3   The Borrower warrants to inform the Lender in writing forthwith in the event of any litigation, arbitration or enforcement which have or may have an adverse effect on the Borrower and shall provide with the Lender all relevant updates and information as reasonably required from time to time by the Lender.

7.    CHANGE OF PRESENT SHAREHOLDINGS

      In the event of any change in the share ownership of the Borrower that results in the Lender holding less than fifty one per cent (51%) of the share ownership of the Borrower, the Lender is at liberty to invoke Clause
      8 of this Agreement save and except where the Lender gives its written approval.

8.    MANAGEMENT STRUCTURE OF THE BORROWER

      This Agreement and the various facilities and services rendered by the
      Lender is made on the basis that the structure of the management of the
      Borrower remains intact in its present form. In the event that the present management structure is changed then in such an event the Lender has the absolute right and/or the option to completely renegotiate, modify and/or completely withdraw all the facilities and services rendered to the
      Borrower and to terminate this Agreement. Thereafter neither party shall be entitled to any compensation whatsoever as a consequence of such termination by the Lender, save that such termination shall not prejudice or affect the rights of either party against the other in respect of any breach of this Agreement or in respect of any money payable by one (1)
      party to the other in relation to any period prior to termination.

9.    BUSINESS DAYS: PAYMENT ON NON-BUSINESS DAYS

      Whenever any payment to be made under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in the computation of interest payable on the applicable Loan.

                                                                               3

10.   ASSIGNMENT

      Upon notice to the Borrower the Lender shall have the right to assign the rights and/or obligations under this Agreement to any third party. The
      Borrower shall cooperate in effecting the assignment and perform to this assignee all its obligations to the Lender under this Agreement.

11.   GOVERNING LAW AND JURISDICTION

      This Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of PRC. Each party agrees that any disputes arising from the performance of, or in connection with this
      Agreement shall be referred to and solved by means of arbitration in accordance with the Rules of Arbitration of the China International
      Economic and Trade Arbitration Commission ("CIETAC RULES"). The
      arbitration shall be carried out in Shanghai by an arbitral tribunal consisting of three (3) arbitrators appointed in accordance with the
      CIETAC Rules and shall have its seat in Shanghai. The arbitration shall be administered by the China International Economic and Trade Arbitration
      Commission. The arbitration award is final and shall be binding upon all parties.

12.   MISCELLANEOUS

12.1  This Agreement may be amended, and the observance of any provision of this
      Agreement may be waived, with (and only with) the consent of all of the parties hereto.

12.2  The headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

12.3  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.4  The Borrower shall be responsible for relevant charges and taxes charged by the governmental departments and other organizations for registration or transfer. In the event that the Borrower fails to make the payments in accordance with the provisions of this Agreement and causes the Lender to issue reminder, or claims in whatever form for whatever reasons (including hiring of a third company), all costs and expenses incurred in connection thereto (including but not limited to the handling charge, legal costs, travel costs, auction fee, arbitration costs) shall be borne by the
      Borrower.

                                                                               4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed for and on their behalf by one of their authorized officers, as of the day and year first above written.

Signed by                       )
for and on behalf of            )
UMW ACE                         )
(L) LTD.                        )           /s/
In the presence of:             )           ..................................

/s/
..................................

Signed by                       )
for and on behalf of            )
WUXI SEAMLESS OIL               )
PIPE CO., LTD.                  )           /s/
In the presence of :            )           ..................................

/s/
..................................

                                                                               5

                                    SCHEDULE

--------------------------------------------------------------------------------

1.    Tenure                     Five (5) years.

--------------------------------------------------------------------------------

2.    Interest Rate              Six (6) months SIBOR + 2 % p.a

--------------------------------------------------------------------------------

3.    Interest Payment           Interest is payable before the ___ of every
                                 month for sixty (60) months until _______.

--------------------------------------------------------------------------------

4.    Interest Calculation       Interest shall be calculated from the date of
                                 drawdown on the actual number of days elapsed
                                 on a three hundred sixty (360) days year using
                                 prior month end prevailing rate.

--------------------------------------------------------------------------------

5.    Principal Repayment        Total principal sum of USD _____ million is
                                 repaid via ten (10) equal quarterly repayment
                                 of USD _______ as follows:

                                 1st repayment- before ___________;

                                 2nd repayment -before ___________;

                                 3rd repayment - before ___________;

                                 4th repayment - before ___________;

                                 5th repayment - before ___________;

                                 6th repayment - before ___________;

                                 7th repayment - before ___________;

                                 8th repayment - before ___________;

                                 9th repayment - before ___________; and

                                 10th repayment - before ___________.

--------------------------------------------------------------------------------

6.    Overdue Interest           1% p.a above the prescribed Interest Rate.

--------------------------------------------------------------------------------

                                                                               6

                                    SCHEDULE

NO.   DATE OF AGREEMENT          AMOUNT                 TERM
---   -----------------          ------                 ----

1.    April 28, 2005             US$4.8 million         April 28, 2005 to April 27, 2010

2.    May 20, 2005               US$30 million          May 20, 2005 to May 19, 2010

3.    December 15, 2005          US$9.435 million       December 16, 2005 to December 15, 2010

4.    February 22, 2006          US$9.065 million       February 22, 2006 to December 21, 2010

                                                                               7